Exhibit 99.4

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Ms. Lin Wang the undersigned’s true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned’s capacity as a beneficial owner of HK Xu Ding Co., Limited and HK Sui Xin Co., Limited for all the forms and filings in accordance with the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and all the relevant documents related to HK Xu Ding Co., Limited and HK Sui Xin Co., Limited;

(2)	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any forms, filings, and documents under the Securities Act or the Exchange Act or any applicable laws, and timely file such forms, filings, and documents with the United States Securities and Exchange Commission and any stock exchange, and court or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file forms and filings or execute relevant documents under the Securities Act or the Exchange Act or any applicable laws, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this February 4, 2021.

/s/Baofeng Pan
Name: Baofeng Pan